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Exhibit 21

Banana Republic (Apparel) Inc.                          California
Banana Republic (California) LLC                        Delaware
Banana Republic (Canada) Inc.                           Canada
Banana Republic (East) L.P.                             California
Banana Republic (Florida) LLC                           California
Banana Republic (H.K.) Limited                          Hong Kong
Banana Republic (Holdings) Inc.                         California
Banana Republic (ITM) Inc.                              California
Banana Republic (New York) LLC                          Delaware
Banana Republic (Puerto Rico) Inc.                      Puerto Rico
Banana Republic Direct, Inc.                            California
Banana Republic Limited                                 England and Wales
Banana Republic Stores Pty. Ltd.                        New South Wales, Australia
Banana Republic, Inc.                                   Delaware
GPS (Bermuda) Insurance Services Limited                Bermuda
GPS (Delaware), Inc.                                    Delaware
GPS (Great Britain) Limited                             England and Wales
GPS (Japan), Limited                                    Delaware
GPS (Maryland), Inc.                                    Maryland
GPS (Puerto Rico) Limited                               California
GPS (UK) Limited                                        California
GPS (USA) Limited                                       California
GPS Brand Services, Inc.                                California
GPS Consumer Direct, Inc.                               California
GPS Corporate Facilities, Inc.                          California
GPS Employee Services, Inc.                             California
GPS Distribution Facilities, LLC                        California
GPS Management Services, Inc.                           California
GPS Park Restaurant, Inc.                               California
GPS Real Estate, Inc.                                   California
GPS Realty Company Inc.                                 Delaware
GPS Sourcing (South Africa) (Proprietary) Limited       South Africa
GPSDC (CADC) LLC                                        California
GPSDC (Fresno) LLC                                      California
GPSDC (NEW YORK) INC.                                   Delaware
GPSDC (WDC) LLC                                         California
Gap (Apparel), Inc.                                     California
Gap (Canada) Inc.                                       Canada
Gap (Deutschland) GmbH                                  Dusseldorf, Germany
Gap (Distribution) B.V.                                 Amsterdam, The Netherlands
Gap (ESO) Limited                                       England and Wales
Gap (Florida) LLC                                       California
Gap (France) S.A.S.                                     Paris, France
Gap (Georgia) LP                                        California
Gap (Hong Kong) Limited                                 Hong Kong
Gap (ITM) Inc.                                          California

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
Gap (Indiana) LP                                        California
Gap (Ireland) Limited                                   Dublin, Ireland
Gap (Japan) K.K.                                        Tokyo, Japan
Gap (Kentucky) LP                                       California
Gap (Netherlands) B.V.                                  Amsterdam, The Netherlands
Gap (New Jersey) LP                                     California
Gap (Puerto Rico), Inc.                                 Puerto Rico
Gap (RHC) B.V.                                          Amsterdam, The Netherlands
Gap (Tennessee) LP                                      California
Gap (Texas) LP                                          California
Gap (UK Distribution) Limited                           England and Wales
Gap (UK Holdings) Limited                               England and Wales
Gap (UK Lettings) Limited                               England and Wales
Gap (UK) Limited                                        England and Wales
Gap (Wisconsin) LP                                      California
Gap Direct, Inc.                                        California
Gap Holdings, Inc.                                      California
Gap International B.V.                                  Amsterdam, The Netherlands
Gap International Sourcing (Americas) LLC               California
Gap International Sourcing (California) Inc.            California
Gap International Sourcing (Holdings) Limited           Hong Kong
Gap International Sourcing (Honduras) S.A. de C.V.      Honduras
Gap International Sourcing (JV) LLC                     California
Gap International Sourcing (Mexico) S.A. de C.V.        Mexico
Gap International Sourcing (Thailand) Limited           Thailand
Gap International Sourcing (U.S.A.) Inc.                California
Gap International Sourcing FZE                          Free Zone, United Arab Emirates
Gap International Sourcing Limited                      Hong Kong
Gap International Sourcing Pte. Ltd.                    Singapore
Gap International Sourcing, Inc.                        California
Gap International Sourcing, Srl.                        Florence, Italy
Gap International, Inc.                                 California
Gebe S.A.R.L.                                           Paris, France
Goldhawk B.V.                                           Amsterdam, The Netherlands
La Mer S.A.                                             Paris, France
Maravan S.A.R.L.                                        Paris, France
Melanie Rennes Saint Germain SARL                       Paris, France
Old Navy (Apparel) Inc.                                 California
Old Navy (California) LLC                               Delaware
Old Navy (Canada) Inc.                                  Province of Ontario
Old Navy (East) L.P.                                    California
Old Navy (Florida) LLC                                  California
Old Navy (Holdings) Inc.                                California
Old Navy (ITM) Inc.                                     California
Old Navy (Puerto Rico) Inc.                             Puerto Rico
Old Navy Direct, Inc.                                   California
Old Navy Inc.                                           Delaware

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
Real Estate Ventures (Glastonbury), Inc.                Delaware
Real Estate Ventures (Glen Eagle), Inc.                 Delaware
Real Estate Ventures (Wheaton) Inc.                     Illinois
The Fisher Gap Stores Inc.                              California
The Gap Limited                                         England and Wales
WCB Twenty-Eight Limited Partnership                    Delaware
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